UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 5, 2005
AVNET, INC.

(Exact Name of Registrant as Specified in Its Charter)
New York

(State or Other Jurisdiction of Incorporation)

1-4224	11-1890605

(Commission File Number)	(IRS Employer Identification No.)

2211 South 47th Street, Phoenix, Arizona	85034

(Address of Principal Executive Offices)	(Zip Code)
(480) 643-2000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends Item 5.02 of the Current Report on Form 8-K filed by Avnet, Inc. with the Securities and Exchange Commission on July 11, 2005 (the “Original 8-K”), to provide information relating to Peter Smitham’s committee appointments. Effective September 12, 2005, Mr. Smitham has been appointed as a member of the compensation committee and finance committee of the board of directors of Avnet, Inc. Except as described above, no other amendments are being made to the Original 8-K, which contains Items 1.01, 2.01, 3.02, 5.02, 7.01 and 9.01(a)-(c).
ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Effective July 5, 2005, the Board of Directors of Avnet (the “Board”) appointed Peter Smitham as a member of the Board. The Board has determined that Mr. Smitham is independent under the New York Stock Exchange standards and the Avnet categorical Director Independence Standards for purposes of serving on the Board. Mr. Smitham has been appointed to the compensation committee and finance committee of the Board effective as of September 12, 2005. The additional information relating to Mr. Smitham’s appointment to the Board contained in the Company’s press release dated July 5, 2005, a copy of which is attached hereto as Exhibit 99.1, is incorporated herein by reference.
Mr. Smitham’s appointment to the Board is in connection with the transaction described under Item 2.01 above. Pursuant to the SAA, Avnet entered into a board nominee agreement (the “Board Nominee Agreement”) with Permira Europe Fund II Nominees Limited, Permira UK Venture IV Nominees Limited and SV (Nominees) Limited as nominee for Schroder Ventures Investments Limited (collectively, the “Permira Shareholders”) whereby Avnet agreed, among other things and for as long as the Board Nominee Agreement is in effect, to nominate Mr. Smitham for the position of director of Avnet and to recommend to Avnet’s shareholders to vote for such director nominee at each Avnet shareholder meetings at which Avnet’s directors are to be elected. The Board Nominee Agreement terminates at such time as the Permira Shareholders no longer own the lesser of (i) 5% of the outstanding shares of Avnet’s capital stock and (ii) 25% of the Avnet shares issued pursuant to the SAA.
The foregoing description of the Board Nominee Agreement is not complete and is qualified in its entirety by the Board Nominee Agreement, a copy of which is attached as Exhibit 99.3 hereto and is incorporated into this report by reference.
S I G N A T U R E
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVNET, INC. (Registrant)
Date: September 16, 2005	By:	/s/ RAYMOND SADOWSKI
Raymond Sadowski Senior Vice President and Chief Financial Officer